Onyx Service & Solutions, Inc. S-1

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion and incorporation by reference in this Registration Statement on Form S-1 of our report dated March 8, 2010 with respect to the audited financial statements of Onyx Service & Solutions, Inc for the period from November 25, 2009, date of inception, to November 30, 2009 with respect to the audited financial statements.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
March 8, 2010